Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

LENNAR CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	95-4337490
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Greystone Nevada, LLC	Delaware	88-0412611
Lennar Arizona, LLC	Arizona	20-5335505
Lennar Carolinas, LLC	Delaware	20-3150607
Lennar Colorado, LLC	Colorado	20-0451796
Lennar Georgia, LLC	Georgia	20-8892316
Lennar Homes of Alabama, LLC	Delaware	87-3510927
Lennar Homes of California, LLC	California	93-1223261
Lennar Homes of Idaho, LLC	Delaware	85-3763488
Lennar Homes of Indiana, LLC	Delaware	59-2367217
Lennar Homes of Oklahoma, LLC	Delaware	87-3437333
Lennar Homes of Tennessee, LLC	Delaware	32-0407237
Lennar Homes of Texas Land and Construction, Ltd.	Texas	75-2792018
Lennar Homes of Utah, LLC	Delaware	82-1439577
Lennar Homes, LLC	Florida	59-0711505
Lennar Northwest, LLC	Delaware	45-2978961
Lennar Reno, LLC	Nevada	22-3895412
St. Charles Community, LLC	Delaware	82-2955101
TI Lot 8, LLC	Delaware	85-1093290
U.S. Home, LLC	Delaware	52-2227619

5505 Waterford District Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-261533).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of March, 2026.

THE BANK OF NEW YORK MELLON

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2025, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS

Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,214,000
Interest-bearing balances	122,567,000
Securities:
Held-to-maturity securities	48,093,000
Available-for-sale debt securities	101,873,000
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	25,462,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	40,704,000
LESS: Allowance for credit losses on loans and leases	224,000
Loans and leases held for investment, net of allowance	40,480,000
Trading assets	6,629,000
Premises and fixed assets (including right-of-use assets)	3,248,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	2,552,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,361,000
Other assets	18,517,000

Total assets	380,997,000

LIABILITIES

Deposits:
In domestic offices	220,677,000
Noninterest-bearing	59,544,000
Interest-bearing	161,133,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	111,756,000
Noninterest-bearing	7,405,000
Interest-bearing	104,351,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	2,657,000
Trading liabilities	2,771,000
Other borrowed money: (includes mortgage indebtedness)	4,940,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	8,374,000

Total liabilities	351,175,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	12,943,000
Retained earnings	17,363,000
Accumulated other comprehensive income	-1,619,000
Other equity capital components	0
Total bank equity capital	29,822,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	29,822,000

Total liabilities and equity capital	380,997,000

I, Dermot McDonogh, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Dermot McDonogh

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robin A. Vince
Jeffrey A. Goldstein	Directors
Joseph J. Echevarria